UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

PALVELLA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 W. Lancaster Ave, Suite 200
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 253-1461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PVLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Palvella Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the amendment (the “Plan Amendment”) to the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan to increase the authorized shares issuable thereunder by 750,000 shares. The Plan Amendment was previously approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”). The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A description of the material terms of the Plan Amendment is contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). The foregoing description of the Plan Amendment and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan Amendment, which is attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of April 13, 2026, the record date for the Annual Meeting, there were 14,323,686 outstanding shares of the Company’s common stock, par value $0.001 per share, entitled to vote at the Annual Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 30, 2026.

Proposal 1 - Election of Class III Directors. George M. Jenkins, Todd C. Davis and John Doux, M.D. were elected to the Board as Class III directors to serve until the Company’s 2029 Annual Meeting of Stockholders and until their successors, if any, are duly elected and qualified or appointed, or their earlier death, resignation, retirement, disqualification or removal, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
George M. Jenkins	9,907,220	268,834	1,401,415
Todd C. Davis	8,321,303	1,854,751	1,401,415
John Doux, M.D.	9,958,528	217,526	1,401,415

Proposal 2 - Ratification of Independent Registered Public Accountant. The appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions
11,557,687	13,216	6,566

Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2025. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers in 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,008,180	160,717	7,157	1,401,415

Proposal 4 - Approval, on an advisory basis, of the preferred frequency of future advisory votes on the compensation paid to the Company’s named executive officers. The stockholders approved, on an advisory basis, the preferred frequency of future advisory votes on compensation of the Company’s named executive officers, as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
9,183,170	1,002	984,332	7,550	1,401,415

In light of the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of such votes.

Proposal 5 – Approval of an amendment to the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan to increase the authorized shares issuable thereunder by 750,000 shares. The stockholders approved the Plan Amendment, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,692,709	2,475,470	7,875	1,401,415

Proposal 6 – Approval of an adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve Proposal 5. The stockholders approved an adjournment of the Annual Meeting to the extent there were insufficient votes to approve Proposal 5, but such an adjournment was not necessary in light of the approval of Proposal 5 at the Annual Meeting. The voting results for the adjournment proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,649,243	2,519,068	7,743	1,401,415

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
10.1	Amendment No. 1 to the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALVELLA THERAPEUTICS, INC.

Date: June 16, 2026	By:	/s/ Matthew Korenberg
	Name:	Matthew Korenberg
	Title:	Chief Financial Officer